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                                                                     EXHIBIT 3.9
                                                                           STOCK



                                    FORM OF

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                         GLOBAL TELESYSTEMS GROUP, INC.

                            (A Delaware Corporation)

                            (As of February 4, 1998)

                                   ARTICLE I
                                    OFFICES

         Section 1. The registered office of Global TeleSystems Group, Inc. (the "Corporation") in the state of Delaware shall be in the city of Dover, county of Kent, and the name of the resident agent in charge thereof is National Corporate Research, Ltd.

         Section 2. The Corporation may also have offices at such other places, both within and without the state of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors shall be held at such place within or without the state of Delaware as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in the duly executed waiver of notice thereof.
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         Section 2.  Annual meetings of stockholders shall be held on such date and at such time as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof, at which the stockholders shall elect, by a plurality vote, or such other vote as may be required by the provisions of any agreement among the stockholders of the Corporation, a class of the Board of Directors in accordance with Article Eleventh of the Corporation's Certificate of Incorporation, as it may be amended from time to time (the "Certificate of Incorporation"), and transact such other business as may properly be brought before the meeting

         Section 3. Special meetings of stockholders may be held at such time and place within or without the state of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 4. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, Article II, Section 6 of the By-laws, or by the Certificate of Incorporation, may only be called by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer.

         Section 5. Written notice of every meeting of stockholders, stating the purpose or purposes to which the meeting is called, the date and time and the place where it is to be held and, if the list of stockholders required by
Section 7, Article IX is not to be at such place at least ten days prior to the meeting, the place where such list will be, shall be served, not less than ten nor more than sixty days before the meeting, either personally or by mail, upon each stockholder entitled to vote at such meeting and upon each stockholder of record who, by reason of any action proposed at such meeting, would be entitled to have his or her stock appraised if such action were taken, If mailed, such notice shall be deemed given when deposited in the mail directed to a stockholder at his or her address as it shall appear on the books of the Corporation unless he or she shall have filed with the Secretary of the Corporation a written request that notices intended for such stockholder be mailed to some other address, in which case it shall be mailed to the address designated in such request. The attendance of any stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such stockholder, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 6. (a) If a fully financed tender offer is made publicly to purchase all the Corporation's outstanding shares of common stock, par value $.10 ("Common Stock") for cash or Marketable Securities (as defined below) at a price that is at least forty percent (40%) greater than the average closing price of such shares on the principal exchange on which such shares are listed during the thirty (30) days prior to the date on which such offer is first published or sent to security holders (the "Offer Date"), and the Corporation's Board of Directors opposes such offer, the holders





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of more than fifty percent (50%) of the outstanding shares of Common Stock may, at any time subsequent to the date that is nine (9) calendar months after the Offer Date, call a special meeting of the stockholders, notwithstanding anything contained in Article II, Section 4 of the By-Laws, at which meeting stockholders may be asked to vote upon a proposal to request that the Board of Directors amend the Rights Agreement between the Corporation and The Bank of New York, as Rights Agent, dated as of February 2, 1998 (the "Rights
Agreement") to exempt such offer from the terms of the Rights Agreement; provided that, if prior to the expiration of such nine-month period, the Board of Directors determines that it is in the best interests of the shareholders to undertake efforts to sell the Corporation, such period shall be extended for as long as the Board of Directors continues its efforts to solicit, evaluate and/or negotiate alternative bids to acquire the Corporation. If the proposal to amend the Rights Agreement as described herein is approved by a vote of seventy percent (70%) of the votes cast for or against such proposal at such meeting of the stockholders at which a quorum is present, the Board of Directors shall amend the Rights Agreement to exempt such offer from its terms no later than 60 days after the date of such stockholders' meeting. This Section may only be amended or repealed by a stockholder vote pursuant to
Article III, Section 2 of the By-Laws.

         (b) "Marketable Securities" means any securities that are traded on a nationally recognized exchange and, in the opinion of an independent investment bank, provide sufficient value and liquidity so that they would be treated as substantially equivalent to cash consideration.


                                  ARTICLE III
                           QUORUM AND VOTING OF STOCK

         Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, or by the Certificate of Incorporation of the Corporation, or by the provisions of any agreement among the stockholders of the Corporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as original notified. Notice of the adjourned meeting shall be given when required by law.





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         Section 2.  If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders, unless the vote of a greater or lesser number of shares of stock is required by law, or the Certificate of Incorporation of the Corporation, or pursuant to Article II, Section 2 above, or pursuant to Article II, Section 6 above, or pursuant to the provisions of any agreement of the Stockholders of the Corporation. Cumulative voting shall not be allowed.

         Section 3. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact.

         Section 4. The Board of Directors in advance of any stockholders' meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders' meeting may, and, on the request of any stockholder entitled to vote thereat, shall, appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.



                                   ARTICLE IV
                                   DIRECTORS

         Section 1. The Board of Directors of the Corporation shall consist of eleven members. The number of directors constituting the entire Board of Directors may be changed from time to time by resolution adopted by the Board of Directors or the stockholders, provided no decrease made in such number shall shorten the term of any incumbent director.

         Section 2. Directors shall be at least eighteen years of age and need not be residents of the state of Delaware nor stockholders of the Corporation. The directors, other than the first Board of Directors, shall be elected at the annual meeting of the stockholders pursuant to statute and as provided in the Certificate of Incorporation.





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         Section 3.  Subject to the provisions of any agreement among the stockholders of the Corporation, any or all of the directors may be removed for cause (as defined by applicable law), at any time by the vote of a majority of the stockholders entitled to vote upon the election of directors at a special meeting of stockholders called for that purpose.

         Section 4. Subject to the provisions of any agreement among the stockholders of the Corporation, vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled in accordance with the Certificate of Incorporation.

         Section 5. The business affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation of the Corporation or by these By-laws directed or required to be exercised or done by the stockholders.

         Section 6. The directors may keep the books of the Corporation, except such as are required by law to be kept within the state of Delaware, outside the state of Delaware, at such place or places as they may from time to time determine.

         Section 7. The Board of Directors, by the affirmative vote of a majority of the directors, or such other number of directors required pursuant to the provisions of any agreement among the stockholders, then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

         Section 8. The directors may close the stock transfer books for a period not exceeding twenty (20) days prior to stockholders' meetings or payment of dividends or for such other reasons as they may see fit.

                                   ARTICLE V
                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. Meetings of the Board of Directors, regular or special, may be held either within or without the state of Delaware, at such places as the Board of Directors may from time to time determine.

         Section 2. Regular meetings of the Board of Directors may be held without notice at such time as the Board of Directors may from time to time determine. Special meetings of the Board of Directors shall be held whenever called at the direction of the President or any of the directors then





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in office.  The Secretary or some other officer or director of the Corporation shall give notice to each director of the time and place of each special meeting by mailing the same at least five days before the meeting or telecopying or telephoning the same not later than one day before the meeting, at the residence address of each director or at such director's usual place of business, or such shorter time as may be permitted by the General Corporation Law of the State of Delaware and by the Certificate of Incorporation of the Corporation. Special meetings of the Board of Directors shall be held at such place, within or without the State of Delaware, as shall be provided in the notice for the meeting.

         Section 3. Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 4. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the Certificate of Incorporation of the Corporation. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or by the Certificate of Incorporation of the Corporation or a larger number of directors shall be required under the provisions of any agreement among the stockholders. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 5. Any action required or permitted to be taken by the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors, or the committee, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or the committee.

         Section 6. Any one or more members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board of Directors or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.





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                                   ARTICLE VI
                      COMMITTEES OF THE BOARD OF DIRECTORS

         Section 1. The Board of Directors, by a resolution passed by a vote of a majority of the whole Board, may appoint an Executive Committee and such other committees, each consisting of one or more directors. To the extent permitted by law and as directed by resolutions adopted by the Board of Directors from time to time, the Executive Committee shall have and exercise the powers of the Board of Directors, during the intervals between meetings of the Board of Directors, in the management of the property, business and affairs of the Corporation.

                                  ARTICLE VII
                                    NOTICES

         Section 1. Whenever, under statute, the Certificate of Incorporation or these By-laws, notice is required to be given to any director or stockholder, such notice may be given in writing, either personally or by courier, facsimile or telegram or by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, in which case such notice shall be deemed to be given at the time when the same shall be deposited in the United States Mail.

         Section 2. Whenever any notice or a meeting is required to be given under statute, the provisions of the Certificate of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of the meeting need be specified in any written waiver of notice.

                                  ARTICLE VIII
                                    OFFICERS

         Section 1. The officers of the Corporation shall be appointed by the Board of Directors and shall be a President, one or more Executive Vice Presidents, Senior Vice Presidents, or Vice Presidents, a Treasurer and a Secretary. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers.

         Section 2. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall appoint a President, one or more Executive Vice Presidents, Senior Vice Presidents, or Vice Presidents, a Treasurer and a Secretary, none of whom need to be a member of the Board of Directors. Any two or more offices may be held by the same person, except that there shall always be two persons who hold offices which entitle them to sign instruments and stock certificates.





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         Section 3.  The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 4. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by a committee thereof.

         Section 5. The officers of the Corporation, unless removed by the Board of Directors as herein provided, shall hold office until their successors are chosen and qualify or until their earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. Any officer may resign his or her office at any time upon written notice to the Corporation. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         Section 6. In the event of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time or from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

                                   PRESIDENT

         Section 7. The President shall be the chief executive officer of the Corporation and as such shall exercise such authority and control over the affairs of the Corporation, subject to the control of the Board of Directors, as are implied by the position of chief executive officer. The President shall preside at all meetings of the Board of Directors and stockholders of the Corporation and shall perform such other duties as may be assigned to the President by the Board of Directors.

                                VICE PRESIDENTS

         Section 8. If there shall be appointed one or more Executive Vice Presidents, Senior Vice Presidents, or Vice Presidents, each officer shall perform such duties and have such powers as may be prescribed by the Board of Directors or the President, under whose supervision he, she or they shall be.





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                    THE SECRETARY AND ASSISTANT SECRETARIES

         Section 9. The Secretary shall record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

         Section 10. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 11. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 12. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

         Section 13. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.





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         Section 14.  The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE IX
                             CERTIFICATE FOR SHARES

         Section 1. Every holder of shares of stock in the Corporation shall be entitled to have a certificate certifying the number of shares owned by such holder in the Corporation. Each such certificate shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the Chairman, President, Executive Vice President, Senior Vice President or any Vice President and by the Secretary or any Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. When the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued, and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

         Section 2. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of issue.

                               LOST CERTIFICATES

         Section 3. The Board of Directors or an officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates has been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors or an officer of the Corporation, in its or such officer's





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discretion and as a condition precedent to the issuance thereof, may prescribed such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claims that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                              TRANSFERS OF SHARES

         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation.

                               FIXING RECORD DATE

         Section 5. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors shall fix, in advance, a date as the record date for any such determination of stockholders in compliance with the General
Corporation Laws of the State of Delaware   When a determination of
stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

                            REGISTERED STOCKHOLDERS

         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person registered on its books as the owner, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                              LIST OF STOCKHOLDERS

         Section 7. A list of stockholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the





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request thereat or prior thereto of any stockholder.  If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.

                                   ARTICLE X
                                INDEMNIFICATION

         Section 1. Any and every person made a party to any action, suit or proceeding by reason of the fact that such person, his or her testator or intestate, is or was a director, officer, employee or agent of this Corporation, or of any corporation, partnership, joint venture, trust or other enterprise which he or she served as such at the request of this Corporation, shall be indemnified by the Corporation, to the fullest extent permissible under the laws of the state of Delaware, against any and all reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and necessarily incurred by such person connection with the defense of any such action, suit or proceedings. Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled apart from this provision. The Board of Directors is authorized to provide for the discharge of the Corporation's responsibilities under this Article by way of insurance or any other feasible and proper means.

                                   ARTICLE XI
                               GENERAL PROVISIONS

                                   DIVIDENDS

         Section 1. Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the Corporation's bonds or its property, including the shares or bonds of other corporations, subject to any provisions of law and of the Certificate of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall deem to be in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.





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                                     CHECKS

         Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                  FISCAL YEAR

         Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

         Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                  ARTICLE XII
                                   AMENDMENTS

         These By-laws may be amended or repealed or new By-laws may be adopted by the stockholders entitled to vote or by the Board of Directors.

                                     * * *





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